EXHIBIT 99(c)(2)


                     [Ferrofluidics Corporation Letterhead]

August 10, 1999



Ferrotec Corporation
5-24-8
Higashi-Ueno
Taito-ku
Tokyo, Japan 110-0015
Attn: Akira Yamamura

Ladies and Gentlemen:

         In connection with our mutual consideration of a potential transaction involving a business combination or a strategic alliance (the "Proposed Transaction") between Ferrofluidics Corporation, a Massachusetts corporation ("FFC"), on the one hand, and Ferrotec Corporation, a corporation formed under the laws of Japan ("Ferrotec"), on the other hand, Ferrotec has requested certain information concerning FFC, and FFC, in turn, has requested certain information concerning Ferrotec. This information is confidential and proprietary to the respective parties and not otherwise available. Each party agrees that, in consideration of, and as a condition to, furnishing such information, it will abide by the following:

         1. Confidentiality Agreement. Each of FFC and Ferrotec, as applicable (each, a "Receiving Party"), hereby agrees to treat all information, whether written or oral, concerning Ferrotec or FFC, as applicable (each a "Disclosing Party"), or any of their respective affiliates, subsidiaries or divisions, which the Disclosing Party or any directors, officers, employees, partners, agents or representatives (collectively, the "Representatives") of the Disclosing Party furnishes, whether before or after the date of this agreement, to the Receiving Party or its Representatives, together with all originals or copies of all reports, analyses, compilations, data, studies and other materials which contain or otherwise reflect or are generated from such information (collectively, the "Evaluation Material"), confidential and in accordance with the provisions of this agreement. Notwithstanding the foregoing, the term "Evaluation Material" shall not for the purposes of this agreement include any information which (a) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure by the Receiving Party or its Representatives, (b) was or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party or any of its Representatives, provided that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation to, the Disclosing Party, or (c) has been independently acquired by the Receiving Party without violating any of the obligations of the Receiving Party or its Representatives under this agreement or any other confidentiality agreement, or under any other contractual, legal or fiduciary obligations of the Receiving
Party or its Representatives. The fact that information included in the Evaluation Material is or becomes otherwise available to the Receiving Party or its Representatives under clauses (a), (b) or (c) above shall not relieve the Receiving Party or its Representatives of the prohibitions or other confidentiality provisions of this agreement.

         2.       Use of Evaluation Material and Confidentiality.

                  (a) Subject to paragraph (b) below, the Evaluation Material will be kept confidential by the Receiving Party and its Representatives and will not, without the prior written consent of the Disclosing Party, be

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disclosed, in whole or in part, to any third party by the Receiving Party or any of its Representatives in any manner whatsoever, and will not be used by the Receiving Party or any of its Representatives, directly or indirectly, for any purpose other than in connection with the Receiving Party's evaluation of the Proposed Transaction or in any way directly or indirectly detrimental to the Disclosing Party or any of its subsidiaries. In addition, the Receiving Party hereby agrees to disclose that the Receiving Party is evaluating the Proposed
Transaction  and  to  transmit   Evaluation   Material  to  only  those  of  its
Representatives who need to know the information for the purpose of evaluating the Proposed Transaction and are informed by the Receiving Party of the confidential nature of the information. The Receiving Party agrees not to make any such disclosure or transmission unless the Receiving Party is satisfied that its Representatives will act in accordance herewith. The Receiving Party agrees that it will be responsible for any breach of any of the provisions of this agreement by any of its Representatives and the Receiving Party agrees to take, at its sole expense, all necessary measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material (including, without limitation, the initiation of court proceedings).

         (b) In the event that the Receiving Party or any of its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose (a) any Evaluation Material, (b) any information relating to the opinion, judgment or recommendation of any such person concerning the Disclosing Party, its affiliates or subsidiaries, or (c) any other information supplied to the Receiving Party in the course of the Receiving Party's, or its Representatives', dealings with the Disclosing Party, the Receiving Party will promptly notify the Disclosing Party of such request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this agreement, and/or take any other mutually agreed action. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party or any of its Representatives are, in the reasonable written opinion of such person's counsel, compelled to disclose information or else stand liable for contempt or suffer other censure or significant penalty, the Receiving Party or such Representative may disclose that portion of the requested information which such person's counsel advises such person in writing that such person is compelled to disclose. In any event, the Receiving Party and its Representatives will furnish only that portion of the information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the information. In addition, neither the Receiving Party nor any of its Representatives will oppose action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that such confidential treatment will be so accorded and the Receiving Party and its Representatives shall cooperate with the Disclosing Party to obtain such order or other assurance.

         3. Nondisclosure of Negotiations. Except as otherwise expressly permitted hereby, without the prior written consent of the Disclosing Party, the Receiving Party will not, and will direct its Representatives not to, disclose to any person the fact that any discussions (or any other discussions between or involving the Receiving Party and the Disclosing Party) with respect to the matters contemplated hereby are taking, have taken or are proposed to take place or other facts with respect to such discussions, including the status thereof, or the fact (if such becomes the case) that any Evaluation Material has been made available to the Receiving Party, nor otherwise make any public disclosure, whether written or oral, with respect to this agreement or the actions or transactions contemplated hereby; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange or Nasdaq if it has used its reasonable best efforts to consult with the other party prior to issuing such release or making such public statement and to obtain such party's prior consent, but has been unable to do so in a timely manner. Subject to the second to last paragraph of Section 6, no request or proposal to amend, modify or waive any provision of this agreement shall be made or solicited except in a non-public and confidential manner. The term "person" as used in this agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership or individual.

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


         4. Access to Employees; No Solicitation. For two years from the date of this agreement, the Receiving Party agrees not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of the Disclosing Party regarding the business, operations, prospects or finances of the Disclosing Party, except with the express permission of the Disclosing Party, or as contemplated in this agreement. Unless otherwise agreed to by FFC in writing, all (a) communications regarding any possible transaction, (b) requests for additional information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures, timing and terms, will be submitted or directed to Paul F. Avery, Jr. Unless otherwise agreed to by Ferrotec in writing, all (a) communications regarding any possible transaction, (b) requests for additional information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures, timing and terms, will be submitted or directed to Akira Yamamura of Ferrotec or Hide Takahashi of Knox & Co. The Receiving Party agrees that, for a period of one year from the date hereof, it will not solicit for employment any individual currently serving as a director, officer, employee or agent of the Disclosing Party without obtaining the prior written consent of the Disclosing Party.

         5. Federal Securities Laws. The Receiving Party hereby acknowledges that it and its Representatives (a) are aware that the United States securities laws and the Japanese securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, (b) are familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that it and its Representatives will neither use, nor cause any third party to use, any Evaluation Material in contravention of such Exchange Act, including, without limitation, Rule 10b-5 thereunder, and (c) will neither use, nor cause any third party to use, any Evaluation Material in contravention of such Japanese securities laws, including, without limitation, any applicable rules and regulations promulgated thereunder.

         6. Standstill. The Receiving Party hereby acknowledges that the Evaluation Material is being furnished to it in consideration of its agreement that neither it nor any person or entity directly or indirectly, through one or more intermediaries, controlling it or controlled by it or under common control with it, acting alone or as part of any group, will, for a period of two years from the date of this agreement, directly or indirectly, unless specifically requested to do so in writing in advance by the Disclosing Party:

                  (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-1 under the Exchange Act) of any of the assets or businesses of the Disclosing Party or any of its subsidiaries or of any securities of the Disclosing Party or any of its subsidiaries, or any rights or options to acquire any such ownership (including from a third party), or

                  (b) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the Exchange Act) to vote or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any securities of the Disclosing Party or any of its subsidiaries, or

                  (c) form, join, or in any way participate in a "group" (within the meaning of Section 13d(3) of the Exchange Act) with respect to any voting securities of the Disclosing Party or any of its subsidiaries, or


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                  (d) arrange,  or in any way  participate in, any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of the Disclosing Party or any of its subsidiaries, or

                  (e) otherwise act, whether alone or in concert with others, to seek to propose to the Disclosing Party or any of its stockholders any merger, business combination, restructuring, recapitalization or similar transaction to or with the Disclosing Party or any of its subsidiaries or otherwise act, whether alone or in concert with others, to seek to control, change or influence the management, Board of Directors or policies of the Disclosing Party, or nominate any person as a Director of the Disclosing Party who is not nominated by the then incumbent Directors, or propose any matter to be voted upon by the stockholders of the Disclosing Party, or

                  (f) solicit, negotiate with, or provide any information to, any person with respect to a merger, exchange offer or liquidation of the Disclosing Party or any of its subsidiaries or any other acquisition of the Disclosing Party or any of its subsidiaries, any acquisition or voting securities of or all or any portion of the assets of the Disclosing Party or any of its subsidiaries, or any other similar transaction, or

                  (g) announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing, or

                  (h) disclose any intention, plan or arrangement inconsistent with the foregoing, or

                  (i) advise, assist or encourage any other person in connection with any of the foregoing.

         In addition, the Receiving Party also agrees during such two-year period not to (i) request the Disclosing Party (or any of its Representatives), directly or indirectly, to amend or waive any provision of this Paragraph 6 (including this sentence) or (ii) take any action that might require the Disclosing Party to make a public announcement regarding a possible transaction.

         If at any time during such two-year period the Receiving Party is approached by any third party concerning its or their participation in a transaction involving the assets or businesses of the Disclosing Party or any of its subsidiaries or securities issued by the Disclosing Party or any of its subsidiaries, the Receiving Party will promptly inform the Disclosing Party of the nature of such transaction and the parties thereto.

         7. Return of Evaluation Material. The Receiving Party and its Representatives will keep a written record of the location of the Evaluation Material and will, promptly upon the request of the Disclosing Party and, in any event, if the Receiving Party and the Disclosing Party do not enter into an agreement with respect to the Proposed Transaction within 90 days of the date hereof (or such longer time period as may be mutually agreed to by the parties hereto), will return to the Disclosing Party all copies of the Evaluation Material furnished to the Receiving Party and in its possession or in the possession of its Representatives, without retaining a copy thereof. The Receiving Party and its Representatives will destroy any analyses, compilations, studies or other documents prepared by or for the Receiving Party's, or its Representatives', internal use which include, utilize or reflect the Evaluation Material. Such destruction will be confirmed by the Receiving Party upon request, in writing. Notwithstanding the return or destruction of the Evaluation Material, the Receiving Party and its Representatives will continue to be bound by its obligations of confidentiality hereunder.

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

         8. No Definitive Agreement/Freedom to Change Process. The Receiving Party agrees that unless and until a definite agreement between the Disclosing Party and the Receiving Party with respect to the Proposed Transaction has been executed and delivered, neither the Disclosing Party nor the Receiving Party will be under any legal obligation of any kind whatsoever with respect to any such transaction by virtue of this or any written or oral expression with respect to such a transaction by any of the Receiving Party's or the Disclosing Party's respective Representatives except, in the case of this agreement, for the matters specifically agreed to herein. Ferrotec further acknowledges and agrees that FFC reserves the right, in its sole discretion, to reject any and all proposals made by Ferrotec or any of its Representatives with regard to the Proposed Transaction, and to terminate discussions and negotiations with Ferrotec at any time. Ferrotec further understands that (a) FFC and its Representatives shall be free to conduct any process for any transaction involving FFC, if and as if in its sole discretion shall determine (including, without limitation, negotiating with any other interested parties and entering into a definitive agreement without prior notice to Ferrotec or any other person), (b) FFC may change any procedures relating to such process or transaction at any time without notice to Ferrotec or any other person, and (c) as a consequence of any actions taken by FFC pursuant to the foregoing clauses
(a) and (b), Ferrotec shall have no claims whatsoever against FFC, its Representatives or any of their respective directors, officers, stockholders, owners, affiliates or agents arising out of or relating to any such transaction involving FFC.

         9. Accuracy of Evaluation Material. The Receiving Party hereby acknowledges that although the Disclosing Party has endeavored to include in the Evaluation Material information known to the Disclosing Party and that it believes to be relevant to the Receiving Party's evaluation, the Receiving Party understands that neither the Disclosing Party nor any of its Representatives makes any representation or warranty as to the accuracy or completeness of the Evaluation Material. The Receiving Party agrees that it shall assume full responsibility for all conclusions it derives from the Evaluation Material and that neither the Disclosing Party nor any of its Representatives shall have any liability with respect to the Evaluation Material or any use thereof. The Receiving Party further acknowledges that it is not entitled to rely on the accuracy or completeness of the Evaluation Material.

         10. Remedies. The Receiving Party agrees that money damages would not be a sufficient remedy for any breach of this agreement by the Receiving Party or any of its Representatives, and that in addition to all other remedies, the Disclosing Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and the Receiving Party further agrees waive and to use its best efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy. In the event of litigation relating to this agreement, if a court of competent jurisdiction determines that the Receiving Party or any of its Representatives has breached this agreement, it shall be liable for and pay to the Disclosing Party on demand the legal fees and expenses incurred by the Disclosing Party in connection with such litigation, including any appeal therefrom.

         11. Waiver and Amendment. The Receiving Party understands and agrees that no failure or delay by the Disclosing Party or any of its Representatives in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The agreements set forth herein may only be waived or modified by an agreement in writing signed on behalf of the parties hereto.

         12. Successors and Assigns. This agreement shall inure to the benefit of and by enforceable by the Disclosing Party and its successors.

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


         13. Severability. In case provisions of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the agreement shall not in any way be affected or impaired thereby.

         14. Governing Law; Venue. The validity, interpretation, performance and enforcement of this agreement shall be governed by the laws the Commonwealth of Massachusetts. The parties hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for any action, suit or proceeding arising out of or relating to this agreement or the Proposed Transaction, and agree not to commence any action, suit or proceeding related thereto except in such courts. The parties hereto further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this agreement in the courts of the Commonwealth of Massachusetts or the United States District Court for the District Massachusetts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court.

         15. Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

                           [signature page to follow]



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




         Please acknowledge your agreement to the foregoing by countersigning this agreement in the place provided below and returning it to the undersigned.


                                     Very truly yours,

                                     FERROFLUIDICS CORPORATION


                                     By: /s/ Paul F. Avery, Jr.
                                         ---------------------------------------
                                          Name:  Paul F. Avery, Jr.
                                          Title: President and CEO

Accepted and Agreed to,
this 16th day of August, 1999

FERROTEC CORPORATION


By: /s/ Akira Yamamura
-------------------------------
     Name: Akira Yamamura
     Title: President

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